Exhibit 99.1

CONTACT: David Foy (203) 458-5850

WHITE MOUNTAINS REPORTS
TANGIBLE BOOK VALUE PER SHARE OF $422

HAMILTON, Bermuda (August 2, 2007) — White Mountains Insurance Group, Ltd. ended the second quarter with a fully diluted tangible book value per share of $422, an increase of 2.2% for the quarter, 4.9% for the year to date, and 21.0% for the past twelve months, including dividends.

Ray Barrette, Chairman and CEO, said “Once again, our results for the quarter were OK. Our investment team continues to deliver superior results.  On the underwriting front, White Mountains Re had a good quarter with a 90% combined ratio. Esurance had a 113% combined ratio reflecting some reserve increases but grew premiums by 42% at target loss ratios. OneBeacon grew its ABVPS including dividends by 3.7% driven by a 97% combined ratio and superior investment returns.  We remain focused on delivering mid-teens or higher tangible book value per share growth for the full year.”

Adjusted comprehensive net income for the second quarter of 2007 was $90 million, compared to $50 million in the second quarter of last year.  Adjusted comprehensive net income for the first six months of 2007 was $193 million, up from $166 million in the first six months of last year.  2006 results were negatively impacted by the adverse developments on KRW reserves at White Mountains Re.

Net income for the second quarter was $103 million, compared to $116 million.  Net income for the first six months of 2007 was $195 million, down from $212 million.

OneBeacon

OneBeacon’s pre-tax income for the second quarter of 2007 was $94 million, compared to $92 million, while the GAAP combined ratio was 97%, compared with 94%.  For the first six months of 2007, pre-tax income was $180 million, compared to $140 million, while the GAAP combined ratio was 97%, compared with 96%.

Mike Miller, CEO of OneBeacon, said “Specialty and Commercial Lines had strong results for the quarter while Personal Lines, especially AutoOne, continued to be challenged.  We continue to invest in specialized teams of people, having recently bolstered our Commercial Lines presence in the Midwest and Mountain States regions.  For the balance of 2007, we will remain focused on maintaining our underwriting discipline, taking appropriate steps to manage our expenses, and continuing to look for new specialized opportunities.”

Net written premiums were $485 million for the second quarter and $925 million for the first six months, a decrease of 6% and 7% from the comparable periods of 2006.  Excluding the Agri business that was sold in September 2006, net written premiums decreased 2% from the comparable periods of 2006.  Strong growth in OneBeacon’s Specialty Lines almost offset lower Personal Lines premiums for both periods.

White Mountains Re

White Mountains Re’s pre-tax income for the second quarter of 2007 was $85 million, compared to a loss of $63 million, while the GAAP combined ratio was 90%, compared to 141%.  For the first six months of 2007, pre-tax income was $143 million, compared to $22 million, while the GAAP combined ratio was 95%, compared to 116%.  2006 results were negatively impacted by the adverse developments on KRW reserves.

The first six months of 2007 includes $60 million of pre-tax catastrophe losses, net of reinstatements and reinsurance, most of which relates to first quarter European windstorms Kyrill and Hanno.  Results for the second quarter and the first six months of 2006 included $50 million and $86 million, respectively, in pre-tax catastrophe losses, net of reinstatements and reinsurance, from KRW, as well as $137 million of pre-tax losses related to the reimbursement of Olympus Re.

Allan Waters, CEO of White Mountains Re, said, “Our underwriting results indicate that our core business remains attractive.  However, we continue to see softening across most of our lines.  Our principal challenge is to maintain discipline as market conditions change.  Our management initiatives and capital structuring activities progressed at pace in the quarter, and our efforts to reduce our catastrophe exposures since KRW have improved our financial strength.”

Net written premiums were down 17% and 11% for the second quarter and first six months from the comparable periods of 2006.  These declines reflects lower property and casualty volume, mainly as a result of changing pricing, terms and conditions which no longer meet White Mountains Re’s underwriting guidelines, and increased ceding company retentions.

In May 2007, White Mountains Re issued $250 million non-cumulative perpetual preference shares with a $1,000 per share liquidation preference. Net proceeds of $246 million will be used to further capitalize White Mountains Re’s reinsurance subsidiaries, including expansion of the Bermuda platform.

Esurance

Esurance’s pre-tax loss for the second quarter of 2007 was $13 million, compared to pre-tax income of $2 million, while the GAAP combined ratio was 113%, compared to 106%. For the first six months of 2007, Esurance’s pre-tax loss was $21 million, compared to $2 million, while the GAAP combined ratio was 112%, compared to 108%.  The increases in the loss and combined ratios for both periods were primarily due to reserve increases for bodily injury claims and lower prices.  The expense ratio for the quarter and for the first six months was 35%, compared to 35% and 36% in the comparable periods of 2006.

Gary Tolman, CEO of Esurance, stated, “In the second quarter, Esurance faced an increasingly challenging environment.  Competition for new business increased as many of our competitors, along with Esurance, have reduced rates and continue to spend heavily on advertising.  While our rate of growth remains strong, it will not be as strong as previous years.   Additionally, we increased our reserves by $6 million during the quarter, primarily for bodily injury claims for prior accident years.  Overall, we remain very excited about our position in the market and our performance.  The current accident year loss results look good, and we have grown our policyholder base by more than 50% in the last 12 months.”

Net written premiums were $186 million for the second quarter and $393 million for the first six months, an increase of 42% and 45% from the comparable periods of 2006.  Net written premiums for the last 12 months were $718 million.  At June 30, 2007, Esurance had 457,000 policies in force.  With the addition of Alabama, Kentucky, and Louisiana in the second quarter, Esurance writes business in 28 states, comprising 85% of total written premiums for the personal automobile insurance industry in the United States.

Other Operations

White Mountains’ Other Operations segment’s pre-tax income for the second quarter of 2007 was $10 million, compared to $41 million. For the first six months of 2007, pre-tax income was $6 million, compared to $29 million.  The decrease in pre-tax income for both periods is primarily due to the realization in the second quarter of 2006 of a $21 million gain from the redemption of a private equity investment, offset somewhat by higher investment income in 2007.

Investment Activities

The GAAP total return on invested assets for the second quarter and the first six months of 2007 was 1.6% and 3.5% compared to 1.6% and 2.8% in the comparable periods of 2006.  Net investment income was $127 million in the second quarter and $245 million in the first six months, up from $104 million and $203 million.

Mark Dorcus, President of White Mountains Advisors, said “Our absolute returns in 2007 have been solid, while our performance relative to industry benchmarks has been outstanding. The bond portfolio performed particularly well versus its benchmarks in the second quarter. Our short duration, avoidance of the sub-prime mortgage mess, and superior security selection provided positive bond returns in a rising interest rate and escalating risk premium environment.”

Additional Information

On July 17, 2006, in connection with the initial public offering of OneBeacon Insurance Group, Ltd. (“OBIG”), White Mountains undertook an internal reorganization and formed OBIG for the purpose of holding certain of its property and casualty insurance businesses. As a result of the reorganization, certain of White Mountains’ businesses that had been historically reported as part of its Other Operations segment are now owned by OBIG, and accordingly are now included within the OneBeacon segment.  In addition, certain other businesses of White Mountains that are no longer owned by OBIG are now presented as part of the Other Operations segment.  Prior period segment information has been restated to conform to the current presentation.

As a result of the sale of OneBeacon shares, there is a significant minority interest in OneBeacon.  Accordingly, prior periods in the Company’s financial statements have been reclassified to show the Company’s minority interest in certain limited partnership investments.

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. The Company expects to file its Form 10-Q with the Securities and Exchange Commission on or before August 9, 2007 and urges shareholders to refer to that document for more complete information concerning White Mountains’ financial results.

Regulation G

This earnings release includes three non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  White Mountains believes these measures to be more relevant than comparable GAAP measures in evaluating White Mountains’ financial performance.

Adjusted comprehensive net income is a non-GAAP financial measure that excludes the change in net unrealized gains and losses from Symetra’s fixed maturity portfolio from comprehensive net income.  The reconciliation of adjusted comprehensive net income to comprehensive net income is included on page 8.

Fully diluted tangible book value per share is a non-GAAP measure which is derived by expanding the GAAP book value per share calculation to include the effects of assumed conversion of all in-the-money convertible securities and to exclude any unamortized goodwill and net unrealized gains/(losses) from Symetra’s fixed maturity portfolio.  In addition, for periods subsequent to December 31, 2006, the number of common shares outstanding used in the calculation of fully diluted tangible book value per share are adjusted to exclude unearned shares of restricted stock representative of the proportion of unamortized compensation cost at the date of the calculation to the value of the restricted stock on the date of issuance. This adjustment was not made to fully diluted tangible book value per share for periods prior to December 31, 2006 as the impact was not significant. The reconciliation of fully diluted tangible book value per share to book value per share is included on page 7.

Adjusted book value per common share at OneBeacon is a non-GAAP financial measure which is derived by excluding the impact of economically defeasing OneBeacon’s mandatorily redeemable preferred stock from book value per common share, the most closely comparable GAAP measure. Management believes that adjusted book value per common share is a useful supplement to understanding OneBeacon’s earnings and profitability. A reconciliation of OneBeacon’s book value per common share to OneBeacon’s adjusted book value per common share follows:

(millions, except per share amounts)	June 30, 2007	March 31, 2007
OneBeacon book value per share numerators:
OneBeacon common shareholders’ equity	$1,861.3	$1,825.7
Remaining accretion of subsidiary preferred stock to face value	(40.8)	(49.5)
Adjusted OneBeacon common shareholders’ equity	1,820.5	1,776.2
OneBeacon common shares outstanding	100.0	100.0
OneBeacon book value per common share	$18.61	$18.26
OneBeacon adjusted book value per common share	$18.21	$17.76
Growth in adjusted book value per common share in the quarter(1)	3.7%

(1)             Includes $.21 dividend per common share paid in June 2007.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements.  The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements.  These forward-looking statements include, among others, statements with respect to White Mountains’:

•                        growth in book value per share or return on equity;

•                        business strategy;

•                        financial and operating targets or plans;

•                        incurred losses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                       projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                        expansion and growth of our business and operations; and

•                        future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                        the risks associated with Item 1A of White Mountains’ 2006 Annual Report on Form 10-K;

•                        claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•                        the continued availability of capital and financing;

•                        general economic, market or business conditions;

•                        business opportunities (or lack thereof) that may be presented to it and pursued;

•                        competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•                       changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its clients;

•                        an economic downturn or other economic conditions adversely affecting its financial position;

•                        recorded loss reserves subsequently proving to have been inadequate;

•                        other factors, most of which are beyond White Mountains’ control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations.  White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions, except share amounts)
(Unaudited)

	June 30,	December 31,	June 30,
	2007	2006	2006
Assets
Fixed maturity investments	$7,524.9	$7,475.3	$6,944.1
Common equity securities	1,402.7	1,212.6	1,147.0
Short-term investments	1,152.9	1,344.9	873.5
Other investments	558.5	524.8	469.6
Convertible fixed maturity investments	544.7	436.2	359.5
Investments held in trust	312.0	338.9	—
Total investments	11,495.7	11,332.7	9,793.7

Reinsurance recoverable on unpaid losses	3,693.2	4,015.7	4,660.9
Reinsurance recoverable on paid losses	57.7	159.4	116.0
Funds held by ceding companies	366.7	452.8	554.7
Insurance and reinsurance premiums receivable	1,007.3	913.6	1,062.4
Securities lending collateral	554.0	649.8	453.1
Investments in unconsolidated affiliates	381.0	335.5	412.0
Deferred acquisition costs	351.6	320.3	324.9
Ceded unearned premiums	130.9	87.9	167.1
Accounts receivable on unsettled investment sales	24.3	8.5	23.6
Other assets	1,121.9	1,167.5	1,159.6
Total assets	$19,184.3	$19,443.7	$18,728.0

Liabilities

Loss and loss adjustment expense reserves	$8,364.7	$8,777.2	$9,775.3
Unearned insurance and reinsurance premiums	1,735.7	1,584.9	1,730.7
Debt	1,183.6	1,106.7	838.2
Securities lending payable	554.0	649.8	453.1
Preferred stock subject to mandatory redemption	259.2	262.3	247.3
Ceded reinsurance payable	125.4	138.4	166.9
Funds held under reinsurance treaties	110.4	141.6	130.1
Reserves for structured contracts	87.3	147.1	214.2
Accounts payable on unsettled investment purchases	32.0	66.8	63.7
Other liabilities	1,269.1	1,510.4	1,143.4
Total liabilities	13,721.4	14,385.2	14,762.9

Minority interest - OneBeacon Insurance Group, Ltd.	526.0	490.7	—
Minority interest - White Mountains Re Group, Ltd. Preference Shares	250.0	—	—
Minority interest - consolidated limited partnerships	111.6	112.5	100.8
Total minority interest	887.6	603.2	100.8

Common Shareholders' Equity

Common shares and paid-in surplus	1,731.9	1,727.5	1,726.4
Retained earnings	2,647.5	2,496.0	2,077.7
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains on investments	182.5	198.1	122.1
Equity in net unrealized losses from Symetra's fixed maturity portfolio	(38.5)	(4.1)	(69.0)
Net unrealized foreign currency translation gains and other	51.9	37.8	7.1
Total common shareholders' equity	4,575.3	4,455.3	3,864.3
Total liabilities, minority interest and common shareholders' equity	$19,184.3	$19,443.7	$18,728.0

Common shares outstanding (000's)	10,843	10,783	10,780
Common and equivalent shares outstanding (000's)	10,806	10,812	10,814

(more)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
FULLY DILUTED TANGIBLE BOOK VALUE PER COMMON AND EQUIVALENT SHARE
(Unaudited)

	June 30,		March 31,		December 31,		June 30,
	2007		2007		2006		2006
Book value per share numerators (in millions):

Common shareholders' equity	$4,575.3		$4,542.9		$4,455.3		$3,864.3
Benefits to be received from share obligations under employee benefit plans	2.3		4.1		4.7		5.1
Remaining adjustment of preferred stock subj. to mandatory redemption to face value	(29.3	)(1)	(35.5	)(1)	(41.8	)(1)	(72.7)
Book value per share numerator	4,548.3		4,511.5		4,418.2		3,796.7
Equity in net unrealized (gains) losses from Symetra's fixed maturity portfolio	38.5		(1.8)		4.1		69.0
Goodwill	(28.4)		(29.2)		(32.5)		(25.2)
Fully diluted tangible book value per common and equivalent share numerator	$4,558.4		$4,480.5		$4,389.8		$3,840.5

Book value per share denominators (in thousands of shares):

Common Shares outstanding	10,842.6		10,833.8		10,782.8		10,780.1
Unearned restricted shares	(50.6)		(52.7)		—		—
Share obligations under employee benefits plans	14.4		25.3		29.5		33.4
Fully diluted tangible book value per common and equivalent share denominator	10,806.4		10,806.4		10,812.3		10,813.5

Book value per common and equivalent share	$420.90		$417.47		$408.62		$351.11
Fully diluted tangible book value per common and equivalent share	$421.83		$414.61		$406.00		$355.16

(1)             Remaining adjustment of subsidiary preferred stock to face value, which is representative of White Mountains' ownership interest in OneBeacon Insurance Group, Ltd. of 71.7% as of June 30, 2007, 71.8% as of March 31, 2007 and 72.4% as of December 31, 2006.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
Earned insurance and reinsurance premiums	$960.7	$953.5	$1,898.7	$1,854.5
Net investment income	126.7	104.4	244.7	202.9
Net realized investment gains	89.1	106.5	163.0	135.0
Other revenue	34.1	36.5	70.3	66.3
Total revenues	1,210.6	1,200.9	2,376.7	2,258.7
Expenses:
Loss and loss adjustment expenses	592.1	763.8	1,205.4	1,327.8
Insurance and reinsurance acquisition expenses	203.6	187.7	396.2	373.3
Other underwriting expenses	136.2	122.8	273.9	238.7
General and administrative expenses	62.4	22.3	115.3	66.9
Accretion of fair value adjustment to loss and loss adjustment expense reserves	5.5	6.4	10.6	11.6
Interest expense on debt	18.3	11.9	35.1	23.6
Interest expense - dividends on preferred stock subject to mandatory redemption	7.5	7.5	15.1	15.1
Interest expense - accretion on preferred stock subject to mandatory redemption	8.8	6.9	17.0	13.3
Total expenses	1,034.4	1,129.3	2,068.6	2,070.3
Pre-tax income	176.2	71.6	308.1	188.4
Income tax benefit (provision)	(55.8)	29.3	(87.0)	2.4
Income before equity in earnings of unconsolidated affiliates and minority interest	120.4	100.9	221.1	190.8
Equity in earnings of unconsolidated affiliates	8.6	14.8	19.1	23.8
Minority interest	(26.4)	.1	(45.4)	(2.8)
Net income	102.6	115.8	194.8	211.8
Change in net unrealized gains on investments	(70.7)	(114.5)	(50.0)	(171.6)
Change in foreign currency translation and other	17.9	11.9	14.1	32.9
Comprehensive net income	49.8	13.2	158.9	73.1
Change in net unrealized gains and losses from Symetra's fixed maturity portfolio	40.3	36.4	34.4	93.2
Adjusted comprehensive net income	$90.1	$49.6	$193.3	$166.3

Basic earnings per share	$9.51	$10.75	$18.07	$19.67

Diluted earnings per share	$9.49	$10.72	$18.03	$19.61

Dividends declared and paid per common share	$2.00	$2.00	$4.00	$4.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT INCOME STATEMENTS
(in millions)
(Unaudited)

For the Six Months Ended June 30, 2007

	OneBeacon	WMRe	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$933.9	$605.1	$359.7	$—	$1,898.7
Net investment income	105.2	101.1	13.6	24.8	244.7
Net realized investment gains	112.0	42.1	2.5	6.4	163.0
Other revenue	5.5	(5.5)	6.1	64.2	70.3
Total revenues	1,156.6	742.8	381.9	95.4	2,376.7
Expenses:
Loss and loss adjustment expenses	571.3	367.4	277.4	(10.7)	1,205.4
Insurance and reinsurance acquisition expenses	156.6	144.6	95.0	—	396.2
Other underwriting expenses	180.5	61.2	30.6	1.6	273.9
General and administrative expenses	5.1	16.2	.2	93.8	115.3
Accretion of fair value adjustment to loss and lae reserves	8.0	2.6	—	—	10.6
Interest expense on debt	22.7	8.0	—	4.4	35.1
Interest expense — dividends and accretion on preferred stock	32.1	—	—	—	32.1
Total expenses	976.3	600.0	403.2	89.1	2,068.6
Pre-tax income (loss)	$180.3	$142.8	$(21.3)	$6.3	$308.1

For the Six Months Ended June 30, 2006

	OneBeacon	WMRe	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$965.5	$658.0	$231.0	$—	$1,854.5
Net investment income	96.0	84.5	8.4	14.0	202.9
Net realized investment gains	66.0	41.2	3.5	24.3	135.0
Other revenue	11.8	6.9	3.9	43.7	66.3
Total revenues	1,139.3	790.6	246.8	82.0	2,258.7
Expenses:
Loss and loss adjustment expenses	599.3	564.2	165.1	(.8)	1,327.8
Insurance and reinsurance acquisition expenses	160.8	151.2	61.3	—	373.3
Other underwriting expenses	169.9	45.5	22.4	.9	238.7
General and administrative expenses	6.7	7.1	—	53.1	66.9
Accretion of fair value adjustment to loss and lae reserves	11.5	.1	—	—	11.6
Interest expense on debt	22.8	.8	—	—	23.6
Interest expense — dividends and accretion on preferred stock	28.4	—	—	—	28.4
Total expenses	999.4	768.9	248.8	53.2	2,070.3
Pre-tax income (loss)	$139.9	$21.7	$(2.0)	$28.8	$188.4

(more)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT INCOME STATEMENTS
(in millions)
(Unaudited)

For the Three Months Ended June 30, 2007

	OneBeacon	WMRe	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$465.0	$306.8	$188.9	$—	$960.7
Net investment income	54.6	53.0	7.4	11.7	126.7
Net realized investment gains	57.1	22.2	1.5	8.3	89.1
Other revenue	2.4	(1.9)	3.1	30.5	34.1
Total revenues	579.1	380.1	200.9	50.5	1,210.6

Expenses:
Loss and loss adjustment expenses	283.1	172.8	147.1	(10.9)	592.1
Insurance and reinsurance acquisition expenses	78.3	75.0	50.3	—	203.6
Other underwriting expenses	89.6	29.9	15.9	.8	136.2
General and administrative expenses	2.7	9.6	.1	50.0	62.4
Accretion of fair value adjustment to loss and lae reserves	4.0	1.5	—	—	5.5
Interest expense on debt	11.3	6.8	—	.2	18.3
Interest expense — dividends and accretion on preferred stock	16.3	—	—	—	16.3
Total expenses	485.3	295.6	213.4	40.1	1,034.4
Pre-tax income (loss)	$93.8	$84.5	$(12.5)	$10.4	$176.2

For the Three Months Ended June 30, 2006

	OneBeacon	WMRe	Esurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$485.3	$342.4	$125.8	$—	$953.5
Net investment income	50.9	43.4	4.8	5.3	104.4
Net realized investment gains	38.9	38.7	2.6	26.3	106.5
Other revenue	6.3	2.5	1.8	25.9	36.5
Total revenues	581.4	427.0	135.0	57.5	1,200.9

Expenses:
Loss and loss adjustment expenses	295.6	377.6	89.9	.7	763.8
Insurance and reinsurance acquisition expenses	74.5	80.9	32.3	—	187.7
Other underwriting expenses	86.0	25.1	11.3	.4	122.8
General and administrative expenses	2.3	4.9	—	15.1	22.3
Accretion of fair value adjustment to loss and lae reserves	5.7	.7	—	—	6.4
Interest expense on debt	11.4	.4	—	.1	11.9
Interest expense — dividends and accretion on preferred stock	14.4	—	—	—	14.4
Total expenses	489.9	489.6	133.5	16.3	1,129.3
Pre-tax income (loss)	$91.5	$(62.6)	$1.5	$41.2	$71.6

(more)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SUMMARY OF GAAP RATIOS AND PREMIUMS
(Unaudited)

Six Months Ended June 30, 2007

	OneBeacon				WMRe	Esurance
	Specialty	Personal(1)	Commercial	Total(2)
GAAP Ratios
Loss and LAE	57%	64%	56%	61%	61%	77%
Expense	32%	37%	37%	36%	34%	35%
Total Combined	89%	101%	93%	97%	95%	112%
Dollars in millions
Net written premiums	$207.6	$353.2	$364.2	$925.1	$683.0	$393.4
Earned premiums	$215.2	$370.3	$348.4	$933.9	$605.1	$359.7

Six Months Ended June 30, 2006

	OneBeacon				WMRe	Esurance
	Specialty	Personal(1)	Commercial	Total(2)
GAAP Ratios
Loss and LAE	56%	64%	59%	62%	86%	72%
Expense	31%	31%	38%	34%	30%	36%
Total Combined	87%	95%	97%	96%	116%	108%
Dollars in millions
Net written premiums	$207.6	$419.8	$362.5	$989.9	$767.2	$271.6
Earned premiums	$210.0	$419.2	$336.3	$965.4	$658.0	$231.0

Three Months Ended June 30, 2007

	OneBeacon				WMRe	Esurance
	Specialty	Personal(1)	Commercial	Total(2)
GAAP Ratios
Loss and LAE	57%	63%	57%	61%	56%	78%
Expense	32%	36%	37%	36%	34%	35%
Total Combined	89%	99%	94%	97%	90%	113%
Dollars in millions
Net written premiums	$110.8	$180.4	$193.6	$484.8	$279.4	$185.7
Earned premiums	$108.2	$180.5	$176.4	$465.0	$306.8	$188.9

Three Months Ended June 30, 2006

	OneBeacon				WMRe	Esurance
	Specialty	Personal(1)	Commercial	Total(2)
GAAP Ratios
Loss and LAE	58%	61%	58%	61%	110%	71%
Expense	31%	29%	38%	33%	31%	35%
Total Combined	89%	90%	96%	94%	141%	106%
Dollars in millions
Net written premiums	$105.6	$217.4	$195.7	$515.4	$338.5	$130.7
Earned premiums	$108.0	$209.7	$171.0	$485.3	$342.4	$125.8

(1)             Includes results of consolidated reciprocals.

(2)             Includes results from runoff operations and eliminations between underwriting units.

(end)